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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Giant Industries, Inc., on Form S-4 of our report dated March 29, 2002, (except for Note 19, as to which the date is July 12, 2002) appearing in the Prospectus, which is part of this Registration Statement, and to the incorporation by reference in this Registration Statement of our report dated March 29, 2002, (except for Note 19, as to which the date is July 12, 2002), appearing in the Current Report on Form 8-K (dated July 15, 2002), and to the incorporation by reference of our report dated March 29, 2002 related to the financial statement schedules incorporated by reference on page 72 in Form 10-K in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

Phoenix, Arizona
July 12, 2002